Exhibit 2.2

CERTIFICATE OF PRESIDENT

THIS IS TO CERTIFY THAT I AM THE DULY ELECTED, QUALIFIED AND ACTING PRESIDENT OF:

GRASS QOZF, INC.

A NEVADA CORPORATION

AND THAT THE ATTACHED AND FOREGOING BYLAWS, CONSTITUTING A TRUE ORIGINAL COPY WERE DULY ACCEPTED AS THE BYLAWS OF SAID CORPORATION, BY THE DIRECTORS OF SAID CORPORATION.

IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND.

Dated this 25th day of July 2019

/s/ Don Harmer
DON HARMER, PRESIDENT

CORPORATE SERVICES OF NEVADA • 502 NORTH DIVISION STREET • CARSON CITY, NEVADA 89703 • PHONE (775) 883-3711 • FAX (775) 883-2723

BY-LAWS

OF

GRASS QOZF, INC.

ARTICLE I — OFFICES

The registered office of the corporation in the State of Nevada shall be located at 204 West Spear Street #3861 in Carson City. The corporation may have its principal office and such other offices, either within or outside the State of incorporation as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II — STOCKHOLDERS

1.	ANNUAL MEETING

The annual meeting of the stockholders shall be held on such date as is determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.	SPECIAL MEETINGS

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the directors, and shall be called by the president at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.	PLACE OF MEETING

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.	NOTICE OF MEETING

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.	CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

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6.	VOTING LISTS

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation or transfer agent and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.	QUORUM

Unless otherwise provided by law, at any meeting of stockholders one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.	PROXIES

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.	VOTING

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by these bylaws, director's corporate resolution or the laws of the State of Nevada.

10.	ORDER OF BUSINESS

The order of business at all meetings of the stockholders shall be as follows:

1.    Roll Call.

2.    Proof of notice of meeting or waiver of notice.

3.    Reading of minutes of preceding meeting.

4.    Reports of Officers.

5.    Reports of Committees.

6.    Election of Directors.

7.    Unfinished Business.

8.    New Business.

11.	INFORMAL ACTION BY STOCKHOLDERS

Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same percentage of all of the shareholders entitled to vote with respect to the subject matter thereof as would be required to take such action at a meeting.

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ARTICLE III - BOARD OF DIRECTORS

1.	GENERAL POWERS

The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these bylaws and/or the laws of the State of Nevada.

2.	NUMBER, TENURE AND QUALIFICATIONS

The number of directors of the corporation shall be as established by the Board of Directors, but shall be no less than one. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.	REGULAR MEETINGS

A regular meeting of the directors shall be held without, other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.	SPECIAL MEETINGS

Special meetings of the directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them. A director may attend any meeting by telephonic participation at the meeting.

5.	NOTICE

Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, by electronic transmission, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.	QUORUM

At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.	MANNER OF ACTING

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors. In the event of an even number of directors in attendance at a meeting and there is a deadlock in votes, the Chairman shall have the deciding vote.

8.	NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

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9.	REMOVAL OF DIRECTORS

Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.	RESIGNATION

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.	COMPENSATION

The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.	PRESUMPTION OF ASSENT

A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.	EXECUTIVE AND OTHER COMMITTEES

The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

ARTICLE IV — OFFICERS

1.	NUMBER

The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.	ELECTION AND TERM OF OFFICE

The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	REMOVAL

Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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4.	VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.	CHAIRMAN OF THE BOARD

Unless the Company shall have an Executive Chairman authorized to preside at meetings, the Chairman of the Board shall be appointed by the directors and shall preside at all meetings of stockholders and the Board of Directors. The Chairman shall have the other powers and duties as may be delegated from time to time by the Board of Directors.

6.	EXECUTIVE CHAIRMAN

The Executive Chairman shall be appointed by the directors and shall be subject to the control of the directors. In the absence of the Chief Executive Officer or the President, or in event of his death, inability or refusal to act, the Executive Chairman may perform the duties of the Chief Executive Officer or President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer or President. The Executive Chairman shall, when present, preside at all meetings of the stockholders and of the directors. He may sign any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform such duties as may be prescribed by the directors from time to time.

7.	CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall be appointed by and subject to the oversight of the Board of Directors, have general supervision, direction and control of the business and the officers, employees and agents of the corporation. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board of Directors, unless the Board of Directors determines otherwise. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

8.	PRESIDENT

Subject to the oversight of the Board of Directors and the supervision, control and authority of the Chief Executive Officer, if any, the President shall have general supervision, direction and control of the business and the officers, employees and agents of the Corporation. In the absence of a Chief Executive Officer appointed by the Board, the President shall be the chief executive officer of the Corporation. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

9.	VICE-PRESIDENT

In the absence of the president or the executive chairman, or in event of their death, inability or refusal to act, a vice-president may perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

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10.	SECRETARY

The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

11.	CHIEF FINANCIAL OFFICER

The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director. The Chief Financial Officer shall render to the Chief Executive Officer, President and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

12.	TREASURER

The Treasurer shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of receipts and disbursements. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or the President, taking proper vouchers for such disbursements. The Treasurer shall also have such powers and perform such duties incident to the office as may be assigned from time to time by the Board of Directors.

13.	SALARIES

The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.	CONTRACTS

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.	LOANS

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued, in its name, unless authorized by a resolution of the directors and approved by a majority of the directors. Such authority may be general or confined to specific instances.

3.	CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such director, officer or officers of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

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4.	DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.	CERTIFICATES FOR SHARES

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors and may be issued either electronically or physically. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by the directors, electronically or physically. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock ledger of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.	TRANSFERS OF SHARES

(a)          Shares in the corporation cannot be transferred to a Corporation, Partnership, ineligible entity or person that would cause revocation of or otherwise place in jeopardy the corporation's Qualified Opportunity Fund status with the IRS.

(b)          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the entity entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

(c)          The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof except as expressly provided by the laws of this state.

3.	ACCEPTABLE CONSIDERATION FOR SHARES

When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be fully paid and non-assessable and the shareholders shall not be liable to the corporation or to its creditors in respect thereof.

ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation shall end on the last day of June in each year or as the directors may prescribe, by resolution to change such.

ARTICLE VIII - DIVIDENDS

The directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions as provided by such declaration.

ARTICLE IX - SEAL

The directors may, in their discretion, provide a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, and the words, "Corporate Seal."

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ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS

Except as provided below, these by-laws may be altered, amended or repealed and new by-laws may be adopted by action of a majority of the Board of Directors.

ARTICLE XII - INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Nevada Revised Statutes from time to time.

As adopted by the Board of Directors on July 25, 2019

/s/ Don Harmer

by: Don Harmer, Director

/s/ Don Harmer

by: Don Harmer, Secretary

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